                          TRANSFER AGENCY AGREEMENT

     This  Agreement made as of the 14th day of February,  2001 between  Buffalo
Funds,  a Delaware  business  trust (the  "Trust"),  on behalf of each  separate series  of its  shares  set forth on the  Appendix  to this  Agreement,  as that
Appendix  may be  amended  from time to time (each such  series is  referred  to herein as a "Fund"),  and Jones & Babson,  Inc., a Missouri corporation (the
"Transfer Agent").

                                  WITNESSETH

     That in  consideration  of the mutual promises  hereinafter set forth,  the parties hereto covenant and agree as follows:

                                  ARTICLE I

                                 Definitions

     Whenever used in this Agreement, the following words and phrases shall have the following meanings:

     1. "Approved  Institution"  shall mean an entity so named in a Certificate, as  hereinafter  defined.  From time to time,  the Trust may amend a  previously delivered  Certificate by delivering to the Transfer Agent a Certificate  naming an  additional  entity or deleting any entity  named in a  previously  delivered
Certificate.

     2. The "Board of Trustees" shall mean the Board of Trustees of the Trust.

     3. "Certificate" shall mean any notice,  instruction or other instrument in writing,  authorized  or required by this  Agreement to be given to the Transfer
Agent by the Trust which is signed by any Officer, as hereinafter  defined,  and actually received by the Transfer Agent.

     4. "Custodian" shall mean the financial  institution appointed as custodian under the terms and  conditions of the Custody  Agreement  between the financial institution and the Trust, or its successor(s).

     5.  "Fund  Business  Day"  shall  be  determined  as set out in any  Fund's prospectuses as shall be effective from time to time.

     6.  "Officer"  shall  be  deemed  to be the  Trust's  President,  any  Vice
President,  Secretary,  Treasurer,  Controller,  any Assistant  Controller,  any
Assistant  Treasurer  and any  Assistant  Secretary,  and any other  person duly authorized  by the Board of Trustees  of the Trust to execute  any  Certificate, instruction,  notice or other  instrument on behalf of the Trust, and any person reasonably believed by the Transfer Agent to be such a person.

     7. "Out-of-Pocket Expenses" means amounts reasonably necessary and actually incurred by  Transfer  Agent in the  provision  of  Transfer  Agent  services or pursuant to this Agreement for the following purposes:  postage (and first class mail insurance in connection with mailing Share certificates),  envelopes, check forms, continuous forms, forms for reports and statements,  stationery and other similar items,  telephone and telegraph charges incurred in answering  inquiries
from  dealers  or  shareholders,   microfilm  used  to  record  transactions  in
shareholder  accounts and computer  tapes used for permanent  storage of records and cost of insertion of materials in mailing  envelopes by outside  firms.  Any charges associated with special or exception processing shall also be considered
Out-of-Pocket Expenses.

     8.  "Prospectus"  shall  mean  the most  recent  Fund  prospectus  actually received by the  Transfer  Agent from the Trust with  respect to which the Trust has indicated a  registration  statement  under the  Securities  Act of 1933, as
amended,   has  become   effective,   including   the  Statement  of  Additional
Information, incorporated by reference therein.

     9.  "Shares"  shall  mean  all or any part of each  series  or class of the shares of beneficial  interest of the Fund listed in the Certificate as to which the Transfer Agent acts as transfer agent hereunder, as may be amended from time to time, which are authorized and/or issued by the Trust.

                                   ARTICLE II

                          Appointment of Transfer Agent

     1. Effective as of the date of this  Agreement,  the Trust hereby  appoints the  Transfer  Agent  as  transfer  agent of all the  Shares  of the Fund and as dividend disbursing agent during the period of this Agreement.

     2. The Transfer  Agent hereby  accepts  appointment  as transfer  agent and dividend  disbursing  agent and agrees to perform  duties thereof as hereinafter set forth.

     3. In connection with such  appointment,  the Trust upon the request of the
Transfer Agent, shall deliver the following documents to the Transfer Agent:

          (i) A copy of the Agreement and  Declaration of Trust of the Trust and
     all amendments thereto certified by the Secretary of the Trust;

          (ii) A copy of the By-laws of the Trust  certified by the Secretary of the Trust;

          (iii) A copy of a  resolution  of the Board of  Trustees  of the Trust certified by the Secretary of the Trust  appointing  the Transfer Agent and authorizing the execution of this Transfer Agency Agreement;

          (iv) A Certificate  signed by the  Secretary of the Trust  specifying:
     the  number of  authorized  Shares,  the number of such  authorized  Shares
     issued,   the  number  of  such  authorized  Shares  issued  and  currently outstanding, the names and specimen signatures of the Officers of the Trust and the name and address of the legal counsel for the Trust;

          (v) Specimen Share  certificate  for each series or class of Shares in the form  approved  by the Board of  Trustees of the Trust (and in a format compatible with the Transfer Agent's  system),  together with a Certificate signed by the Secretary of the Trust as to such approval;

          (vi) Copies of the Trust's registration statement, as amended to date, and the most recently filed Post-Effective  Amendment thereto, filed by the
     Trust with the Securities and Exchange  Commission under the Securities Act of 1933,  as amended,  and under the  Investment  Company  Act of 1940,  as amended, together with any applications filed in connection therewith; and

          (vii)  Opinion of counsel for the Fund with respect to the validity of the authorized and outstanding  Shares,  whether such Shares are fully paid and nonassessable and the status of such Shares under the Securities Act of
     1933, as amended, and any other applicable federal law or regulation (i.e., if subject to  registration,  that they have been  registered  and that the registration  statement has become  effective  or, if exempt,  the specific grounds therefor).

                                 ARTICLE III

                     Authorization and Issuance of Shares

     1. If  requested  by the  Transfer  Agent,  the Trust shall  deliver to the
Transfer  Agent the following  documents on or before the effective  date of any increase or decrease in the total number of Shares authorized to be issued:

          (a) A certified  copy of the  amendment  to the  Declaration  of Trust giving effect to such increase or decrease;

          (b) In the case of an  increase,  an opinion of counsel  for the Trust with  respect to the  validity  of the Shares of the Fund and the status of such Shares under the  Securities  Act of 1933,  as amended,  and any other applicable  federal law or regulation  (i.e.,  if subject to  registration, that they have been  registered  and that the  registration  statement  has become effective or, if exempt, the specific grounds therefor); and

          (c) In the case of an  increase,  if the  appointment  of the Transfer
     Agent was theretofore  expressly  limited, a certified copy of a resolution of the Board of  Trustees  of the Trust  increasing  the  authority  of the
     Transfer Agent.

     2.  Prior  to the  issuance  of any  additional  Shares  pursuant  to stock dividends or stock  splits,  etc.,  and prior to any  reduction in the number of
Shares outstanding,  if requested by the Transfer Agent, the Trust shall deliver the following documents to the Transfer Agent:

          (a) A  certified  copy of the  resolution(s)  adopted  by the Board of
     Trustees and/or the shareholders of the Trust  authorizing such issuance of additional Shares or such reduction, as the case may be; and

          (b) An opinion of counsel for the Trust with  respect to the  validity of the Shares and the status of such  Shares  under the  Securities  Act of
     1933, as amended, and any other applicable federal law or regulation (i.e., if subject to  registration,  that they have been  registered  and that the registration  statement has become effective,  or, if exempt,  the specific grounds therefor).

                                  ARTICLE IV

                    Recapitalization or Capital Adjustment

     1. In the  case of any  negative  stock  split,  recapitalization  or other capital  adjustment  requiring a change in the form of Share  certificates,  the
Transfer Agent will issue Share certificates in the new form in exchange for, or upon  transfer  of,  outstanding  Share  certificates  in  the  old  form,  upon receiving:

          (a) A Certificate  authorizing the issuance of the Share  certificates in the new form;

          (b) A certified copy of any amendment to the Declaration of Trust with respect to the change;

          (c) Specimen  Share  certificates  for each class of Shares in the new form  approved by the Board of Trustees  of the Trust,  with a  Certificate signed by the Secretary of the Trust as to such approval; and

          (d) An opinion of counsel for the Trust with  respect to the  validity of the  Shares  in the new form and the  status  of such  Shares  under the
     Securities Act of 1933, as amended, and any other applicable federal law or regulation  (i.e.,  if subject to  registration,  that the Shares have been registered and that the registration  statement has become effective or, if exempt, the specific grounds therefor).

     2. The  Trust at its  expense  shall  furnish  the  Transfer  Agent  with a sufficient  supply of blank Share  certificates in the new form and from time to time will  replenish  such supply upon the request of the Transfer  Agent.  Such blank Share  certificates  shall be compatible with the Transfer  Agent's system and shall be properly  signed by facsimile or otherwise by Officers of the Trust authorized by law or by the By-laws to sign Share certificates and, if required, shall  bear the  corporate  seal or  facsimile  thereof.  The  Trust  agrees  to indemnify  and  exonerate,  save and hold the Transfer  Agent  harmless from and against any and all claims or demands that may be asserted  against the Transfer
Agent with respect to the genuineness of any Share  certificate  supplied to the
Transfer Agent pursuant to this Article.

                                  ARTICLE V

                 Issuance, Redemption and Transfer of Shares

          1. (a) The Transfer Agent  acknowledges that it has received a copy of each Fund's Prospectus, which Prospectus describes how sales and redemption of Shares  of the Fund  shall be made,  and the  Transfer  Agent  agrees to accept  purchase  orders and redemption  requests with respect to Shares on each Fund Business Day in accordance with such Prospectus. The Trust agrees to provide the Transfer Agent with sufficient  advance notice to enable the
     Transfer  Agent to effect any  changes in the  procedures  set forth in the
     Prospectus  regarding  such purchase and  redemption  procedure;  provided, however, that in no event will such advance notice be less than thirty (30)
     days.

          (b) The  Transfer  Agent shall also  accept with  respect to each Fund
     Business  Day,  at such times as are  agreed  upon from time to time by the
     Transfer  Agent  and  the  Trust,  a  computer  tape  or  electronic   data
     transmission  consistent in all respects with the Transfer  Agent's  record format,  as amended  from time to time,  which is believed by the  Transfer
     Agent to be  furnished  by or on behalf of any  Approved  Institution.  The
     Transfer  Agent  shall not be liable for any losses or damages to the Trust or its  shareholders  in the event that a computer tape or electronic  data transmission from an Approved Institution is unable to be processed for any reason  beyond  the  control  of  the  Transfer  Agent,  or if  any  of the information on such tape or transmission is found to be incorrect.

     2. On each Fund Business Day, the Transfer  Agent shall,  as of the time at which the Trust  computes  the net asset value of the Fund,  issue to and redeem from the accounts specified in a purchase order,  redemption request or computer tape or electronic data transmission, which in accordance with the Prospectus is effective  on such  Fund  Business  Day,  the  appropriate  number  of full  and fractional  Shares based on the net asset value per Share of such Fund specified in an advice received on such Fund Business Day from the Trust.  Notwithstanding the foregoing,  if a redemption  specified in a computer tape or electronic data transmission  is for a dollar  value of Shares in excess of the dollar  value of uncertificated  Shares in the specified  account,  the Transfer  Agent shall not effect such  redemption  in whole or in part and shall within  twenty-four  (24)
hours orally  advise the Approved  Institution  which  supplied such tape of the discrepancy.

     3. In  connection  with a  reinvestment  of a dividend or  distribution  of
Shares of the Trust,  the Transfer  Agent shall as of each Fund Business Day, as specified in a Certificate or resolution  described in paragraph 1 of succeeding
Article VI,  issue  Shares of the Fund based on the net asset value per Share of such Fund  specified in an advice  received from the Trust on such Fund Business
Day.

     4. On each Fund  Business  Day, the  Transfer  Agent shall supply the Trust with a statement  specifying  with  respect to the  immediately  preceding  Fund
Business  Day:  the total  number of  Shares of the Fund  (including  fractional
Shares) issued and outstanding at the opening of business on such day; the total number  of  Shares  of the Fund  sold on such  day,  pursuant  to the  preceding paragraph 2 of this  Article;  the total  number of Shares of the Fund  redeemed from  shareholders by the Transfer Agent on such day; the total number of Shares of the Fund, if any,  sold on such day pursuant to the preceding  paragraph 3 of this Article, and the total number of Shares of the Fund issued and outstanding.

     5. In  connection  with each purchase and each  redemption  of Shares,  the
Transfer  Agent  shall send such  statements  as are  prescribed  by the federal securities laws applicable to transfer agents or as described in the Prospectus.
If the Prospectus  indicates that  certificates  for Shares are available and if specifically  requested in writing by any shareholder,  or if otherwise required hereunder, the Transfer Agent will countersign (if necessary), issue and mail to such shareholder at the address set forth in the records of the Transfer Agent a
Share certificate for any full Share requested.

     6. As of each Fund Business Day, the Transfer Agent shall furnish the Trust with an  advice  setting  forth the  number  and  dollar  amount of Shares to be redeemed  on such Fund  Business  Day in  accordance  with  paragraph  2 of this
Article.

     7. Upon receipt of a proper redemption request and moneys paid to it by the
Custodian in connection  with a redemption of Shares,  the Transfer  Agent shall cancel  the  redeemed  Shares and after  making  appropriate  deduction  for any withholding  of taxes  required of it by  applicable  law:  (a) in the case of a redemption  of  Shares  pursuant  to a  redemption  described  in the  preceding paragraph l (a) of this  Article,  make  payment in  accordance  with the Fund's redemption and payment  procedures  described in the Prospectus;  and (b) in the case of a redemption of Shares  pursuant to a computer  tape or electronic  data transmission  described in the preceding  paragraph  l(b) of this Article,  make payment  by  directing  a federal  funds wire  order to the  account  previously designated  by the  Approved  Institution  specified  in said  computer  tape or electronic data transmission.

     8. The  Transfer  Agent shall not be required to issue any Shares  after it has  received  from an  Officer of the Trust or from an  appropriate  federal or state authority written  notification that the sale of Shares has been suspended or  discontinued,  and the  Transfer  Agent  shall be entitled to rely upon such written notification.

     9. Upon the issuance of any Shares in accordance with this  Agreement,  the
Transfer Agent shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection  with such issuance of any Shares.

     10. The Transfer  Agent shall  accept a computer  tape or  electronic  data transmission consistent with the Transfer Agent's record format, as amended from time to time, which is reasonably believed by the Transfer Agent to be furnished by  or  on  behalf  of  any  Approved  Institution  and  is  represented  to  be instructions  with  respect to the  transfer  of Shares from one account of such
Approved  Institution  to another such  account,  and shall effect the transfers specified in said computer tape or electronic  data  transmission.  The Transfer
Agent shall not be liable for any losses to the Fund or its  shareholders in the event that a computer  tape or  electronic  data  transmission  from an Approved
Institution  is unable to be processed  for any reason beyond the control of the
Transfer  Agent,  or if any of the  information on such tape or  transmission is found to be incorrect.

          11. (a)  Except as  otherwise  provided  in  subparagraph  (b) of this paragraph and in paragraph 13 of this Article,  Shares will be  transferred or redeemed upon  presentation to the Transfer Agent of Share  certificates or instructions  properly endorsed for transfer or redemption,  accompanied by such  documents  as the Transfer  Agent deems  necessary to evidence the authority of the person  making such  transfer or  redemption,  and bearing satisfactory  evidence of the payment of stock transfer  taxes. In the case of small  estates where no  administration  is  contemplated,  the Transfer
     Agent may, when  furnished  with an  appropriate  surety bond,  and without further approval of the Fund,  transfer or redeem Shares  registered in the name of a decedent  where the  current  market  value of the  Shares  being transferred  does  not  exceed  such  amount  as may  from  time to time be prescribed  by various  states.  The Transfer  Agent  reserves the right to refuse  to  transfer  or  redeem  Shares  until  it is  satisfied  that the endorsement on the stock  certificate or instructions is valid and genuine, and for that purpose it will  require,  unless  otherwise  instructed by an authorized  Officer of the Trust,  a guarantee of signature by an "Eligible
     Guarantor  Institution"  as that term is defined by SEC Rule  17Ad-15.  The
     Transfer  Agent also  reserves  the right to refuse to  transfer  or redeem
     Shares until it is satisfied  that the requested  transfer or redemption is legally  authorized,  and it shall incur no liability  for the refusal,  in good faith,  to make transfers or redemptions  which the Transfer Agent, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer or redemption. The
     Transfer Agent may, in effecting  transfers and redemptions of Shares, rely upon  those  provisions  of the  Uniform  Act  for  the  Simplification  of
     Fiduciary  Security  Transfers or the Uniform  Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Fund shall indemnify the Transfer Agent for any act done or omitted by it in good faith in reliance  upon such laws.  In no event will the Fund indemnify the Transfer  Agent for any act done by it as a result of willful misfeasance,  bad faith,  gross  negligence  or reckless  disregard  of its duties.  The Transfer Agent shall be entitled to accept, and shall be fully protected by the Trust in  accepting,  any request from any entity to carry out any transaction in Shares received by the Transfer Agent through any of the various  programs  offered  through the  National  Securities  Clearing
     Corporation  ("NSCC")  (including,  but  not  limited  to,  Networking  and
     FundServ).  Any such entity shall  constitute  an Approved  Institution  as defined herein.

          (b)  Notwithstanding the foregoing or any other provision contained in this Agreement to the contrary, the Transfer Agent shall be fully protected by the  Trust in not  requiring  any  instruments,  documents,  assurances, endorsements or guarantees,  including,  without limitation,  any signature guarantees,  in connection with a redemption or transfer of Shares whenever the Transfer  Agent  reasonably  believes that  requiring the same would be inconsistent  with the transfer and  redemption  procedures as described in the Prospectus.

     12.  Notwithstanding  any  provision  contained  in this  Agreement  to the contrary,  the Transfer Agent shall not be required or expected to require, as a condition to any transfer of any Shares pursuant to paragraph 11 of this Article or any redemption of any Shares  pursuant to a computer tape or electronic  data transmission  described in this  Agreement,  any documents,  including,  without limitation, any documents of the kind described in subparagraph (a) of paragraph
11 of this  Article,  to evidence  the  authority of the person  requesting  the transfer or redemption and/or the payment of any stock transfer taxes, and shall be fully  protected in acting in accordance  with the  applicable  provisions of this Article.

          13.  (a) As  used in  this  Agreement,  the  terms  "computer  tape or electronic data  transmission"  and "computer tape believed by the Transfer
     Agent to be furnished by an Approved Institution",  shall include any tapes generated  by the  Transfer  Agent to reflect  information  believed by the
     Transfer Agent to have been input by an Approved Institution,  via a remote terminal  or  other  similar  link,  into a  data  processing,  storage  or collection  system,  or  similar  system  (the  "System"),  located  on the
     Transfer  Agent's  premises.  For purposes of paragraph 1 of this  Article, such a computer tape or  electronic  data  transmission  shall be deemed to have been  furnished  at such times as are agreed upon from time to time by the Transfer Agent and the Trust only if the information  reflected thereon was input to the System at such times as are agreed  upon from time to time by the Transfer Agent and the Trust.

          (b) Nothing contained in this Agreement shall constitute any agreement or  representation  by the Transfer Agent to permit, or to agree to permit, any Approved Institution to input information into a System.

          (c) The Transfer Agent reserves the right to approve, in advance,  any
     Approved Institution;  such approval not to be unreasonably  withheld.  The
     Transfer  Agent also  reserves the right to terminate any and all automated data communications, at its discretion, upon a reasonable attempt to notify the Fund when in the opinion of the  Transfer  Agent  continuation  of such communications  would  jeopardize  the  accuracy  and/or  integrity  of the
     Trust's records on the System.

                                  ARTICLE VI

                         Dividends and Distributions

     1. The Trust shall furnish to the Transfer  Agent a copy of a resolution of its Board of Trustees,  certified by the Secretary or any  Assistant  Secretary, either:  (i)  setting  forth  the  date  of the  declaration  of a  dividend  or distribution,  the date of accrual or payment, as the case may be, thereof,  the record date as of which  shareholders  entitled to payment,  or accrual,  as the case may be,  shall be  determined,  the  amount per Share of such  dividend  or distribution,  the  payment  date on which all  previously  accrued  and  unpaid dividends are to be paid and the total amount,  if any,  payable to the Transfer
Agent on such payment date; or (ii) authorizing the declaration of dividends and distributions  on a daily or other periodic basis and  authorizing  the Transfer
Agent to rely on a  Certificate  setting  forth  the  information  described  in subsection (i) of this paragraph.

     2. Upon the mail date specified in such  Certificate or resolution,  as the case may be, the Trust shall,  in the case of a cash  dividend or  distribution, cause the  Custodian to deposit in an account in the name of the Transfer  Agent on behalf of the Trust an amount of cash,  if any,  sufficient  for the Transfer
Agent to make the payment, as of the mail date, specified in such Certificate or resolution,  as the case may be, to the  shareholders  who were of record on the record  date.  The  Transfer  Agent will,  upon  receipt of any such cash,  make payment of such cash dividends or distributions to the shareholders of record as of the  record  date  by:  (i)  mailing  a  check,  payable  to  the  registered shareholder,  to the  address of record or  dividend  mailing  address;  or (ii)
wiring  such  amounts  to the  accounts  previously  designated  by an  Approved
Institution,  as the case may be. The Transfer Agent shall not be liable for any improper payments made in good faith and without negligence,  in accordance with a  Certificate  or  resolution  described  in the  preceding  paragraph.  If the
Transfer  Agent shall not receive  from the  Custodian  sufficient  cash to make payments of any cash dividend or distribution to all shareholders of the Fund as of the record date, the Transfer Agent shall, upon notifying the Trust, withhold payment to all  shareholders  of record as of the record  date until  sufficient cash is provided to the Transfer Agent.

     3. It is understood  that the Transfer Agent shall in no way be responsible for  the  determination  of the  rate  or  form of  dividends  or  capital  gain distributions  due to the  shareholders.  It is expressly  agreed and understood that the Transfer  Agent is not liable for any loss as a result of  processing a distribution based on information provided in the Certificate that is incorrect.
The Trust  agrees to pay the Transfer  Agent for any and all costs,  both direct and  Out-of-Pocket  Expenses,  incurred in such  corrective work as necessary to remedy such error.

     4. It is  understood  that the Transfer  Agent shall file such  appropriate information  returns  concerning  the  payment  of  dividend  and  capital  gain distributions  with the  proper  federal,  state  and local  authorities  as are required by law to be filed by the Trust, but shall in no way be responsible for the collection or  withholding  of taxes due on such dividends or  distributions due to  shareholders,  except and only to the extent required by applicable law.
Anything in this Agreement to the contrary  notwithstanding,  the Trust shall be solely responsible for the accurate,  complete and timely filing with the proper federal,  state and local authorities of all tax information with respect to any
Trust  account  maintained  under  Matrix  Level 3  through  any of the  various programs offered through the NSCC (including, but not limited to, Networking and
FundServ).

                                 ARTICLE VII

                             Concerning the Trust

     1. The Trust represents to the Transfer Agent that:

          (a) It is a business  trust duly organized and existing under the laws of the State of Delaware.

          (b) It is empowered  under  applicable  laws and by its Declaration of
     Trust and By-laws to enter into and perform this Agreement.

          (c) All requisite  corporate  proceedings have been taken to authorize it to enter into and perform this Agreement.

          (d)  It is an  investment  company  registered  under  the  Investment
     Company Act of 1940, as amended.

          (e) A  registration  statement  under the  Securities  Act of 1933, as amended,  with respect to the Shares is  effective.  The Trust shall notify the Transfer Agent if such  registration  statement or any state securities registrations  have been  terminated  or a stop order has been entered with respect to the Shares.

     2. Each  copy of the  Declaration  of Trust of the Trust and  copies of all amendments  thereto  shall be  certified  by the  Secretary  of State  (or other appropriate  official) of the state of organization,  and if such Declaration of
Trust  and/or  amendments  are required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to the Transfer  Agent.  Each copy of the By-laws and copies of all  amendments  thereto,  and copies of  resolutions  of the Board of
Trustees of the Trust shall be  certified  by the  Secretary  of the Trust under seal.

     3. The Trust shall promptly deliver to the Transfer Agent written notice of any change in the Officers authorized to sign Share certificates,  notifications or requests,  together  with a specimen  signature  of each new Officer.  In the event any Officer who shall have signed  manually or whose  facsimile  signature shall have been  affixed to blank  Share  certificates  shall die,  resign or be removed  prior to issuance of such Share  certificates,  the Transfer  Agent may
issue  such  Share  certificates  of  the  Fund   notwithstanding   such  death,
resignation  or removal,  and the Trust shall  promptly  deliver to the Transfer
Agent such approval, adoption or ratification as may be required by law.

     4. It shall be the  sole  responsibility  of the  Trust to  deliver  to the
Transfer Agent the Fund's  currently  effective  Prospectus and, for purposes of this  Agreement,  the  Transfer  Agent shall not be deemed to have notice of any information  contained in such  Prospectus  until a reasonable  time after it is actually received by the Transfer Agent.

                                 ARTICLE VIII

                        Concerning the Transfer Agent

     1. The Transfer Agent represents and warrants to the Trust that:

          (a) It is a corporation  duly organized and existing under the laws of the State of Missouri.

          (b) It is  empowered  under  applicable  law  and by its  charter  and
     By-laws to enter into and perform this Agreement.

          (c) All requisite  corporate  proceedings have been taken to authorize it to enter into and perform this Agreement.

          (d) It is duly registered as a transfer agent under Section 17A of the
     Securities Exchange Act of 1934, as amended.

     2. The  Transfer  Agent  shall not be liable  and shall be  indemnified  in acting  upon any  computer  tape or  electronic  data  transmission,  writing or document reasonably believed by it to be genuine and to have been signed or made by an  Officer of the Trust or person  designated  by the Trust and shall not be held to have any notice of any change of authority  of any person until  receipt of  written  notice  thereof  from the Trust or such  person.  It shall  also be
protected   in   processing   Share   certificates   which   bear   the   proper
countersignature  of the Transfer Agent and which it reasonably believes to bear the proper manual or facsimile signature of the Officers of the Trust.

     3.  The  Transfer  Agent  upon  notice  to the  Trust  may  establish  such
additional   procedures,   rules  and  regulations  governing  the  transfer  or
registration of Share  certificates as it may deem advisable and consistent with such rules and regulations generally adopted by mutual fund transfer agents.

     4. The Transfer  Agent shall keep such records as it may deem advisable and is agreeable to the Fund, but not inconsistent with the rules and regulations of appropriate  government  authorities,  in particular Rules 31a-2 and 31a-3 under the Investment Company Act of 1940, as amended.  The Transfer Agent acknowledges that such records are the property of the Trust.  The Transfer Agent may deliver to the Trust from time to time at its discretion, for safekeeping or disposition by the Trust in accordance with law, such records, papers, documents accumulated in the execution of its duties as such Transfer Agent, as the Transfer Agent may deem expedient,  other than those which the Transfer Agent is itself required to maintain pursuant to applicable laws and regulations. The Trust shall assume all responsibility  for  any  failure  thereafter  to  produce  any  record,  paper, cancelled Share certificate or other document so returned, if and when required.
Such records  maintained  by the Transfer  Agent  pursuant to this  paragraph 4, which have not been previously  delivered to the Trust pursuant to the foregoing provisions  of this  paragraph 4, shall be  considered to be the property of the
Trust,  shall be made  available  upon request for  inspection  by the Officers, employees and auditors of the Trust, and records shall be delivered to the Trust upon request and in any event upon the date of termination of this Agreement, as specified  in Article IX of this  Agreement,  in the form and manner kept by the
Transfer  Agent  on such  date of  termination  or such  earlier  date as may be requested by the Trust.

     5. The Transfer Agent shall not be liable for any loss or damage, including counsel  fees,  resulting  from its actions or  omissions  to act or  otherwise, except for any loss or damage arising out of its bad faith, willful misfeasance, gross negligence or reckless disregard of its duties under this Agreement.

          6. (a) The Trust shall indemnify and exonerate, save and hold harmless the  Transfer  Agent from and against any and all claims  (whether  with or without  basis in fact or law),  demands,  expenses  (including  reasonable attorneys' fees) and liabilities of any and every nature which the Transfer
     Agent may  sustain or incur or which may be asserted  against the  Transfer
     Agent by any  person by reason  of or as a result  of any  action  taken or omitted to be taken by any prior transfer agent of the Trust or as a result of any action  taken or omitted to be taken by the  Transfer  Agent in good faith and without gross  negligence or willful  misfeasance  or in reliance upon: (i) any provision of this Agreement;  (ii) the Prospectus;  (iii) any instruction or order including,  without  limitation,  any computer tape or electronic data transmission  reasonably  believed by the Transfer Agent to have been received from an Approved Institution; (iv) any instrument, order or Share  certificate  reasonably  believed  by it to be genuine  and to be signed,  countersigned  or executed by any duly  authorized  Officer of the
     Trust;  (v) any Certificate or other  instructions of an Officer;  (vi) any opinion of legal counsel for the Trust or the Transfer  Agent; or (vii) any request by any entity to carry out any  transaction  in Shares  received by the Transfer Agent through any of the various  programs offered through the
     NSCC (including,  but not limited to,  Networking and FundServ).  The Trust shall  indemnify and  exonerate,  save and hold the Transfer Agent harmless from and against any and all claims  (whether with or without basis in fact or law),  demands,  expenses  (including  reasonable  attorneys'  fees) and liabilities of any and every nature which the Transfer Agent may sustain or incur or which may be asserted  against the Transfer Agent by any person by reason of or as a result of any action  taken or omitted to be taken by the
     Transfer  Agent in good  faith in  connection  with its  appointment  or in reliance upon any law, act,  regulation or any  interpretation  of the same even though such law, act or regulation may  thereafter  have been altered, changed, amended or repealed.

          (b) The Transfer Agent shall not settle any claim, demand,  expense or liability to which it may seek  indemnity  pursuant to paragraph 6(a) above
     (each, an "Indemnifiable  Claim") without the express written consent of an
     Officer of the Trust.  The  Transfer  Agent shall  notify the Trust  within fifteen (15) days of receipt of  notification  of an  Indemnifiable  Claim,
     provided   that  the  failure  by  the  Transfer   Agent  to  furnish  such
     notification  shall not impair its right to seek  indemnification  from the
     Trust  unless the Trust is unable to  adequately  defend the  Indemnifiable
     Claim as a result  of such  failure,  and  further  provided,  that if as a result of the  Transfer  Agent's  failure to provide  the Trust with timely notice of the  institution  of litigation a judgment by default is entered, prior to seeking indemnification from the Trust, the Transfer Agent, at its own cost and expense,  shall open such  judgment.  The Trust shall have the right to defend any Indemnifiable  Claim at its own expense,  provided that such  defense  shall  be  conducted  by  counsel  selected  by the Fund and reasonably acceptable to the Transfer Agent. The Transfer Agent may join in such defense at its own expense,  but to the extent that it shall so desire the Fund  shall  direct  such  defense.  The  Trust  shall not  settle  any
     Indemnifiable  Claim  without the express  written  consent of the Transfer
     Agent if the Transfer Agent  determines that such settlement  would have an adverse effect on the Transfer Agent beyond the scope of this Agreement. In such event,  the Trust and the Transfer Agent shall each be responsible for their own defense at their own cost and  expense,  and such claim shall not be deemed an  Indemnifiable  Claim  hereunder.  If the Trust  shall fail or refuse to defend an Indemnifiable Claim, the Transfer Agent may provide its own  defense  at the  cost  and  expense  of the  Trust.  Anything  in this
     Agreement to the contrary  notwithstanding,  the Trust shall not  indemnify the Transfer  Agent  against any  liability  or expense  arising out of the
     Transfer  Agent's  willful  misfeasance,  bad faith,  gross  negligence  or reckless disregard of its duties and obligations under this Agreement.  The
     Transfer Agent shall indemnify and hold the Trust harmless from and against any and all  losses,  damages,  costs,  charges,  counsel  fees,  payments, expenses  and  liability  arising out of or  attributable  to any action or failure  or  omission  to act by the  Transfer  Agent  as a  result  of the
     Transfer   Agent's  lack  of  good  faith,   gross  negligence  or  willful
     misfeasance.

     7. The Transfer  Agent shall not be liable to the Trust with respect to any redemption  draft on which the  signature  of the drawer is forged and which the
Trust's  Custodian has advised the Transfer Agent to honor the  redemption  (but nothing  herein is meant to impose any duties upon the Trust's  Custodian);  nor shall the  Transfer  Agent be liable for any material  alteration  or absence or forgery of any  endorsement,  it being understood that the Transfer Agent's sole responsibility with respect to inspecting redemption drafts is to use reasonable care to verify the drawer's signature against signatures on file.

     8. There shall be excluded from the  consideration  of whether the Transfer
Agent has breached this  Agreement in any way, any period of time, and only such period of time during  which the  Transfer  Agent's  performance  is  materially
affected,   by  reason  of  circumstances  beyond  its  control   (collectively,
"Causes"),  including,  without limitation,  mechanical  breakdowns of equipment
(including any alternative power supply and operating systems  software),  flood or catastrophe, acts of God, failures of transportation,  communication or power supply, strikes, lockouts, work stoppages or other similar circumstances.

     9. At any time the Transfer  Agent may apply to an Officer of the Trust for written  instructions  with respect to any matter arising in connection with the
Transfer Agent's duties and obligations  under this Agreement,  and the Transfer
Agent shall not be liable for any action  taken or permitted by it in good faith in accordance with such written  instructions.  Such application by the Transfer
Agent for  written  instructions  from an  Officer of the Trust may set forth in writing any action  proposed to be taken or omitted by the  Transfer  Agent with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken.  The Transfer  Agent shall not be liable for any action taken or omitted in  accordance  with a proposal  included in any such application on or after the date specified therein unless,  prior to taking
or  omitting  any  such  action,   the  Transfer  Agent  has  received   written
instructions in response to such  application  specifying the action to be taken or omitted.  The Transfer Agent may consult counsel of the Trust, or upon notice to the Trust,  its own  counsel,  at the  expense of the Fund and shall be fully protected  with  respect  to  anything  done or  omitted  by it in good faith in accordance  with the  advice  or  opinion  of  counsel  to the  Trust or its own counsel.

     10.  The  Transfer  Agent  may issue  new  Share  certificates  in place of certificates  represented to have been lost,  stolen or destroyed upon receiving written  instructions from the shareholder  accompanied by proof of an indemnity or surety bond issued by a  recognized  insurance  institution  specified by the
Trust or the Transfer Agent. If the Transfer Agent receives written notification from the  shareholder  or broker  dealer that the  certificate  issued was never received,  and such  notification is made within thirty (30) days of the date of issuance,  the Transfer Agent may reissue the  certificate  without  requiring a surety  bond.  The  Transfer  Agent  may also  reissue  certificates  which  are represented  as lost,  stolen  or  destroyed  without  requiring  a surety  bond
provided  that  the   notification   is  in  writing  and   accompanied   by  an
indemnification signed on behalf of a member firm of the New York Stock Exchange
and  signed  by  an  officer  of  said  firm  with  the  signature   guaranteed.
Notwithstanding  the  foregoing,  the Transfer  Agent will reissue a certificate upon written authorization from an Officer of the Trust.

     11.  In  case  of  any  requests  or  demands  for  the  inspection  of the shareholder records of the Trust, the Transfer Agent will endeavor to notify the
Trust promptly and to secure instructions from an Officer as to such inspection.
The Transfer  Agent  reserves  the right,  however,  to exhibit the  shareholder records to any person  whenever  it receives  an opinion  from its counsel  that there is a reasonable likelihood that the Transfer Agent will be held liable for the  failure to  exhibit  the  shareholder  records  to such  person;  provided, however,  that in connection  with any such  disclosure the Transfer Agent shall promptly notify the Trust that such disclosure has been made or is to be made.

     12. At the  request of an Officer of the  Trust,  the  Transfer  Agent will address  and mail such  appropriate  notices  to  shareholders  as the Trust may direct.

     13. Notwithstanding any of the foregoing provisions of this Agreement,  the
Transfer  Agent shall be under no duty or obligation to inquire into,  and shall not be liable for:

          (a) The legality of the issue or sale of any Shares,  the  sufficiency of the amount to be received  therefor,  or the  authority  of the Approved
     Institution  or of the Trust,  as the case may be, to request  such sale or issuance;

          (b) The legality of a transfer of Shares,  or of a  redemption  of any
     Shares,  the propriety of the amount to be paid therefor,  or the authority of the Approved Institution or of the Trust, as the case may be, to request such transfer or redemption;

          (c) The legality of the  declaration  of any dividend by the Fund,  or the  legality of the issue of any Shares in payment of any stock  dividend;
     or

          (d) The legality of any recapitalization or readjustment of Shares.

     14. The Transfer Agent shall have no duties or responsibilities  whatsoever except such duties and  responsibilities  as are  specifically set forth in this
Agreement,  and no covenant  or  obligation  shall be implied in this  Agreement against the Transfer Agent.

     15. Purchase and Payment of Services:

          (a) The Trust has entered into a management  agreement  with Kornitzer
     Capital Management,  Inc. and it pays Kornitzer Capital Management,  Inc. a fee and Kornitzer,  in turn, is obligated to acquire services  contemplated by this Agreement for the Funds. Jones & Babson, Inc., therefore,  will receive fees for  providing  the services  outlined in this  Agreement,  as agreed in writing from time to time with Kornitzer Capital Management, Inc.

                                  ARTICLE IX

                                 Termination

     Either of the parties  hereto may terminate this Agreement by giving to the other party a notice in writing  specifying the date of such termination,  which shall be not less than sixty (60) days after the date of receipt of such notice.
In the event such  notice is given by the Trust,  it shall be  accompanied  by a copy of a  resolution  of the Board of Trustees of the Trust,  certified  by the
Secretary or any Assistant  Secretary,  electing to terminate this Agreement and designating the successor  transfer agent or transfer agents.  In the event such notice  is given by the  Transfer  Agent,  the  Trust  shall  on or  before  the termination  date,  deliver to the Transfer  Agent a copy of a resolution of its
Board of  Trustees,  certified  by the  Secretary  or any  Assistant  Secretary, designating a successor  transfer  agent or transfer  agents.  In the absence of such  designation  by the Trust,  the Trust shall upon the date specified in the notice of termination  of this Agreement and delivery of the records  maintained hereunder,  be deemed to be its own transfer  agent and the Transfer Agent shall thereby  be  relieved  of all  duties  and  responsibilities  pursuant  to  this
Agreement.  In the event this  Agreement is terminated as provided  herein,  the
Transfer Agent, upon the written request of the Trust, shall deliver the records of the Trust on  electromagnetic  media to the Trust or its  successor  transfer agent.  The Trust shall be  responsible to the Transfer Agent for the reasonable costs and expenses associated with the preparation and delivery of such media.

                                  ARTICLE X

                                Miscellaneous

     1 The Trust  agrees that prior to  effecting  any change in the  Prospectus which would  increase or alter the duties and  obligations of the Transfer Agent hereunder,  it shall advise the Transfer Agent of such proposed  change at least thirty (30) days prior to the intended date of the same,  and shall proceed with such change only if it shall have  received the written  consent of the Transfer
Agent thereto, which shall not be unreasonably withheld.

     2. Any notice or other  instrument  in writing,  authorized  or required by this Agreement to be given to the Trust shall be sufficiently given if addressed to the Trust and mailed or delivered to it at:

            700 Karnes Boulevard
            Kansa City, MO 64108

or at such other place as the Trust may from time to time designate in writing.

     3. Any notice or other  instrument  in writing,  authorized  or required by this Agreement to be given to the Transfer Agent shall be sufficiently  given if addressed to the Transfer Agent and mailed or delivered to:

            700 Karnes Boulevard
            Kansa City, MO 64108

or at such other place as the Transfer  Agent may from time to time designate in writing.

     4. This  Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the formality of this Agreement.

     5. This  Agreement  shall  extend to and shall be binding  upon the parties hereto, and their respective successors and assigns.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

     7. This  Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original,  but such counterparts shall, together, constitute only one instrument.

     8. The  provisions  of this  Agreement  are  intended  to benefit  only the
Transfer Agent and the Trust, and no rights shall be granted to any other person by virtue of this Agreement.

          9. (a) The  Transfer  Agent  shall  endeavor  to assist  in  resolving shareholder  inquiries and errors relating to the period during which prior transfer  agents acted as such for the Trust.  Any such inquiries or errors which cannot be expediently resolved by the Transfer Agent will be referred to the Trust.

          (b) The Transfer Agent shall only be responsible  for the  safekeeping and maintenance of transfer agency  records,  cancelled Share  certificates and  correspondence  of the Trust created or produced  prior to the time of conversion which are under its control and acknowledged in a writing to the
     Trust to be in its possession.  Any expenses or liabilities incurred by the
     Transfer Agent as a result of shareholder inquiries,  regulatory compliance or audits  related to such  records  and not caused as a result of Transfer
     Agent's bad faith,  willful  misfeasance or gross  negligence  shall be the responsibility of the Trust as provided in Article VIII herein.

             [The remainder of this page intentionally left blank.]

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective  corporate  officer,  thereunto duly authorized and their respective  corporate seals to be hereunto affixed, as of the day and year first  above  written  and  agree to be bound by all the  terms  and  conditions contained in this Agreement.

BUFFALO FUNDS                                JONES & BABSON, INC.

By:  /s/Stephen S. Soden                    By:  /s/Stephen S. Soden
Title: President                            Title: President

Attest: /s/Martin A. Cramer                 Attest: /s/Martin A. Cramer

ACKNOWLEDGED AND ACCEPTED
KORNITZER CAPITAL MANAGEMENT, INC.

By:  _______________________________         By:  ____________________________

Title:______________________________         Title:___________________________

                                    APPENDIX

     This Appendix to the Transfer  Agency  Agreement  between Buffalo Funds and
Jones & Babson, Inc. dated as of February 14, 2001 lists those series of the
Buffalo Funds that are covered by this  Agreement,  along with the date that the
Agreement became effective for the Series.

Name of Series                                  Effective Date
--------------                                  --------------
Buffalo Science & Technology Fund             February 14, 2001
Buffalo Mid Cap Fund                            October 24, 2001

BUFFALO FUNDS                                JONES & BABSON, INC.

By:  /s/Stephen S. Soden                     By:  /s/Stephen S. Soden
Title: President                             Title: President

Attest: /s/Martin A. Cramer                  Attest: /s/Martin A. Cramer

ACKNOWLEDGED AND ACCEPTED
KORNITZER CAPITAL MANAGEMENT, INC.

By:  _______________________________         By:  ____________________________

Title:______________________________         Title:___________________________